UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 8, 2021
DARÉ BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36395	20-4139823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3655 Nobel Drive, Suite 260
San Diego, CA 92122
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (858) 926-7655

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	DARE	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.
On July 8, 2021, Daré Bioscience, Inc. ("Daré," “we,” “us,” or “our”) and the U.S. Department of Health and Human Services, as represented by the Eunice Kennedy Shriver National Institute of Child Health and Human Development (“NICHD”), part of the National Institutes of Health, entered into a Cooperative Research and Development Agreement (the "CRADA") for the conduct of a multi-center, non-comparative, pivotal Phase 3 clinical study to evaluate the effectiveness of Ovaprene® as a contraceptive device (the “Study”). We anticipate submitting an Investigational Device Exemption (“IDE”) to the U.S. Food and Drug Administration (“FDA”) in the fourth quarter of 2021 to permit the commencement of the Study in 2022.
Pursuant to the terms of the CRADA, the Study will be conducted within NICHD’s Contraceptive Clinical Trial Network with NICHD contractor Health Decisions Inc., a contract research organization, providing clinical coordination and data collection and management services for the Study. We and NICHD will each provide medical oversight and final data review and analysis for the Study and will work together to prepare the final report of the results of the Study. We are responsible for providing clinical supplies of Ovaprene, coordinating interactions with the FDA, preparing and submitting supportive regulatory documentation, and providing a total of $5.5 million in four payments to NICHD to be applied toward the costs of conducting the Study. The first such payment, which is due within 30 days of the effective date of the CRADA, is $250,000. Payment 2, due in the fourth quarter of 2021, is $1.25 million, Payment 3, due in the first quarter of 2022, is $3.5 million, and Payment 4, due in the second quarter of 2023, is $500,000. NICHD will be responsible for the other costs related to the conduct of the Study and will manage the payment of expenses to Health Decisions Inc., the clinical sites, and other parties involved with the Study.
Either party may terminate the CRADA for any reason upon 30 days’ prior written notice to the other party. If the CRADA is terminated before completion of the Study, NICHD will cooperate with us to transfer the data and the conduct of the Study to us or our designee and will continue to conduct the Study for so long as necessary to enable such transfer to be completed without interrupting the Study. If we terminate the CRADA before the completion of any active Study protocol, we generally will be responsible for providing sufficient clinical supplies of Ovaprene to NICHD in order to complete the Study. NICHD may retain and use payments we make under the CRADA for up to one year after expiration or termination to cover costs associated with the conduct of activities described under the research plan in the CRADA that were initiated prior to expiration or termination, and any unused funds will be returned to us.
Under the CRADA, each party granted the other party rights to use their respective background inventions solely to the extent necessary to conduct the activities described in the research plan in the CRADA. Subject to the U.S. government’s nonexclusive, nontransferable, irrevocable, paid-up right to practice any CRADA invention for research or other government purposes, each party will own inventions, data and materials produced by its employees, and both parties will jointly own inventions jointly invented by their employees in performing the research plan. Under the CRADA, we were granted an exclusive option to negotiate an exclusive or nonexclusive development and commercialization license with a field of use that does not exceed the scope of the research plan to rights that the U.S. government may have in inventions jointly or independently invented by NICHD employees for which a patent application is filed. The CRADA also contains customary representations, warranties, and indemnification and confidentiality obligations. The CRADA expires five years from its effective date.
The foregoing description of terms of the CRADA is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which Daré intends to file with its quarterly report on Form 10-Q for the period ending September 30, 2021.

Item 7.01	Regulation FD Disclosure.
On July 12, 2021, we issued a press release announcing the CRADA, a copy of which press release is attached as Exhibit 99.1 to this report.
The information contained in this Item 7.01 and Exhibit 99.1 to this report is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in Exhibit 99.1 shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by us, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Cautionary Statement Regarding Forward-Looking Statements
This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements relating to the performance by NICHD and Daré of their respective obligations under the CRADA, including the conduct of the Study, and the anticipated timing of the IDE filing and commencement of the Study. To the extent that statements contained in this report are not descriptions of historical facts, they are forward-looking statements. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including, without limitation, the risks and uncertainties inherent in the research and development of investigational products, such as Ovaprene, Daré’s ability to raise additional capital when and as needed to advance its product candidates and continue as a going concern, Daré’s ability to timely meet its payment obligations under the CRADA, and NICHD’s ability to terminate the CRADA for any reason upon 30-days’ notice. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in the forward-looking statements, as well as risks relating to Daré’s business in general, please refer to Daré’s annual report on Form 10-K filed with the SEC on March 30, 2021, and its current and future periodic reports filed with the SEC. You are urged to consider these factors carefully in evaluating the forward-looking statements in this report and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, Daré expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued on July 12, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARÉ BIOSCIENCE, INC.
Dated: July 12, 2021	By:	/s/ Sabrina Martucci Johnson
	Name:	Sabrina Martucci Johnson
	Title:	President and Chief Executive Officer